UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

OCTOBER 1, 2009
Date of Report (date of Earliest Event Reported)

O2DIESEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32228	91-2023525
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 COMMERCE DRIVE, SUITE 301, NEWARK, DE 19713
(Address of principal executive offices and zip code)

(302) 266-6000
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.03    Bankruptcy Or Receivership

As previously disclosed on July 24, 2009, O2Diesel Corporation (the “Company”) and its indirect domestic subsidiary (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  During the bankruptcy, the Debtors continued to operate their businesses as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Code.

On October 1, 2009, the Debtors’ First Amended Joint Plan of Reorganization, dated as of September 11, 2009, and confirmed by order of the Bankruptcy Court, dated as of September 15, 2009, became effective and the Debtors emerged from bankruptcy. On that date, all of the previously issued and outstanding shares of common stock of the Company were cancelled and 100 shares of common stock of the Company were authorized and issued to Energenics Holdings, Pte Ltd.

Accordingly, as soon as practicable, the Company intends to file a Form 15 and take all other steps necessary to cease being subject to the periodic reporting requirements of the federal securities laws.  Upon filing a Form 15, the Company will immediately cease filing any further periodic reports under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

Date:	October 1, 2009	By:	/s/ Ronen Hazarika
Ronen Hazarika
President